                           OFFER TO PURCHASE FOR CASH

                      AN AGGREGATE OF 17,860,124 SHARES OF
                                  COMMON STOCK
                                      AND
                SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
     (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF
                                  CONRAIL INC.
                                       AT

                              $92.50 NET PER SHARE
                                       BY

                            GREEN ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                CSX CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 15, 1996 UNLESS THE OFFER IS EXTENDED.

                                                                October 16, 1996

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated October 16, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Green Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of CSX Corporation, a Virginia corporation ("Parent"), to purchase an aggregate of 17,860,124 shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, no par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including, in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 19, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent (as amended, the "Rights Agreement") at a price of $92.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. All references herein to the Common Shares, ESOP Preferred Shares, or Shares shall include the associated Rights.

     Shareholders whose certificates evidencing Shares ("Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as defined in "Terms of the Offer; Proration; Expiration Date" of the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at a Book-Entry Transfer Facility (as defined in "Acceptance for Payment and Payment for Common Shares" of the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedure described in "Procedures for Tendering Shares" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $92.50 per Share, net to the seller in cash.

          2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, November 15, 1996, unless the Offer is extended.

          3. The Offer is being made for an aggregate of 17,860,124 Shares.

          4. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined in the Offer to Purchase), has determined that the Merger Agreement and the transactions contemplated thereby (including the Offer and the Merger) are in the best interests of the Company and recommends that shareholders of the Company who desire to receive cash for their Shares accept the Offer and tender their Shares pursuant to the Offer.

          5. The Offer is conditioned upon, among other things, (a) the receipt by Purchaser, prior to the expiration of the Offer, of an informal written opinion in form and substance reasonably satisfactory to Purchaser from the staff of the Surface Transportation Board (the "STB"), without the imposition of any conditions unacceptable to Purchaser, that the use of a voting trust in substantially the form contemplated by the Merger Agreement is consistent with the policies of the STB against unauthorized acquisitions of control of a regulated carrier, (b) the receipt by Purchaser, prior to the expiration of the Offer, of an informal statement from the Premerger Notification Office of the Federal Trade Commission that the transactions contemplated by the Offer, the Merger Agreement and the Company Stock Option Agreement (as such terms are defined in the Offer to Purchase) are not subject to, or are exempt from, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or, in the absence of the receipt of such informal statement, any applicable waiting period under the HSR Act shall have expired or been terminated, (c) Parent and Purchaser obtaining, prior to the expiration of the Offer, sufficient financing, on terms reasonably acceptable to Parent, to enable consummation of the Offer and the Merger and (d) there being at least 17,860,124 Shares validly tendered and not properly withdrawn prior to the expiration of the Offer.

          6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                                  INSTRUCTIONS
                 WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                      AN AGGREGATE OF 17,860,124 SHARES OF
       COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
                                OF CONRAIL INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 16, 1996, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by Green Acquisition Corp., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of CSX Corporation, a Virginia corporation ("Parent"), to purchase an aggregate of 17,860,124 shares of (i) common stock, par value $1.00 per share (the "Common Shares") and (ii) Series A ESOP Convertible Junior Preferred Stock, no par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company") including, in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, between the Company and First Chicago Trust Company of New York, as Rights Agent (as the "Rights Agreement"). All references herein to the Common Shares, ESOP Preferred Shares or Shares shall include the associated Rights.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*:                                       SIGN HERE
 Shares
Account Number:                                                        SIGNATURE(S)
Dated:  , 1996                                              PLEASE TYPE OR PRINT NAME(S) HERE
                                                          PLEASE TYPE OR PRINT ADDRESS(ES) HERE
                                                              AREA CODE AND TELEPHONE NUMBER
                                                        TAXPAYER IDENTIFICATION OR SOCIAL SECURITY
                                                                        NUMBER(S)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.